CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated May 19, 2003, relating to the consolidated financial statements of PTS, Inc. and Subsidiaries appearing in the PTS, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission on May 23, 2003.





                                       /s/ Weinberg & Company, PA..
                                       -----------------------------
                                      Weinberg & Company, P.A
                                      Certified Public Accountants

Los Angeles, California
October 22, 2003